Exhibit 16.2



                              Carlin, Charron & Rosen, LLP




                                                             January 14, 2005




U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

RE:      Ridgefiled Acquisiton Corp.
         File No. 0-16335

Ladies and Gentlemen:

We have been engaged as of January 14, 2005, as the independent accountants of Ridgefiled Acquisition Corp. (the "Company"), effective with the year ended December 31, 2005.

We have been furnished with a copy of the Current Report on Form 8-K for Ridgefield Acquisition Corp., dated January 14, 2005. We have read and agree with the statements made therein concerning our retention and our prior relationship with the Company.



                                            Very truly yours,

                                            /s/ Carlin, Charron & Rosen, LLP

                                            Carlin, Charron & Rosen, LLP